EXHIBIT 10

STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement (this “Agreement”) is made and entered into as of April 20, 2001 by and among Southwall Technologies Inc., a Delaware corporation (the “Company”) and GMX Associates PTE Ltd., a Singapore corporation (“GMX” or the “Investor”).

          WHEREAS, the Company supplies GMX with certain film media for distribution to GMX’s customers and GMX distributes such media through sub-distributors, pursuant to the Distribution Agreements between the Company and GMX, dated March 14, 1997, November 17, 1997 and March 1, 2000, and any written amendments thereto executed by the parties to such agreements (all collectively, the “Distribution Agreements”); and

          WHEREAS, the Company desires to obtain additional capital investments in order to assist it in providing the Investor with additional supply of distributable media and Investor desires to invest in shares of the Company’s common stock, par value $0.001 per share (the “Shares”) on the terms and conditions set forth in this Agreement for such purpose;

          NOW, THEREOFRE, the parties hereby agree as follows:

          1.       AGREEMENT FOR PURCHASE AND SALE OF SHARES.

          Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to sell to the Investor at the Closing and the Investor hereby agrees to purchase from the Company at the Closing the number of Shares set forth in Exhibit A next to the Investor’s name for the purchase price set forth on Exhibit A.

          2.       CLOSING.

          The purchase and sale of the Shares will take place at the offices of Fenwick & West LLP, 275 Battery Street, 15th Floor, San Francisco, California, at 11:00 a.m. Pacific Time, on April 28, 2001 or at such other time and place as the Company and Investor mutually agree (which time and place are referred to in this Agreement as the "Closing").  At the Closing, the Company will deliver to the Investor a certificate representing the number of Shares that the Investor has agreed to purchase hereunder against delivery to the Company by the Investor of the full purchase price of such Shares, paid by (i) a check payable to the Company's order, (ii) wire transfer of funds to the Company (which transfer shall be delivered to the Company pursuant to the wire transfer instructions attached hereto as Exhibit B) or (iii) any combination of the foregoing.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company hereby represents and warrants to the Investor that the statements in the following paragraphs of this Section 3 are all true and complete:

                    3.1     Organization, Good Standing, Corporate Power and Qualification.   The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware.  Each subsidiary of the Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the jurisdiction under which it is chartered. The Company has the requisite corporate power and authority to enter into and perform this Agreement, and the Company and its subsidiaries have the power to own and operate their respective properties and assets and to carry on their respective businesses as currently conducted and as presently proposed to be conducted.  The Company and each of its subsidiaries are duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which such entity is required to be qualified to do business as the Company’s or such subsidiary’s business is currently conducted and as presently proposed to be conducted, as the case may be, except for jurisdictions in which failure to so qualify could not reasonably be expected to have a material adverse effect on the business and operations of the Company and its subsidiaries taken as a whole.

                    3.2     Capitalization.  The capitalization of the Company immediately prior to the Closing consists of the following:

                              (a)      Common Stock.  A total of 20,000,000 authorized Shares, of which approximately 7,889,000 shares will be issued and outstanding.

                              (b)      Options, Warrants, Reserved Shares.  Except for (i) 2,442,402 Shares reserved for issuance under the Company's 1997 Stock Incentive Plan and the Company’s 1998 Stock Option Plan for Employees and Consultantsunder which, collectively, options to purchase 1,968,060are issued and outstanding, and (ii) 250,000 Shares reserved for issuance under the Company’s 1997 Employee Stock Purchase Plan and the 1998 Employee Stock Purchase Plan, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreement for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock.

                              (c)      The outstanding shares of the capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been approved by all requisite stockholder action.

                    3.3     Due Authorization.  All corporate action on the part of the Company’s directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement has been taken.  This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

                    3.4     Valid Issuance of Stock.  The Shares, when paid for and then issued as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable.  Based in part on the representations made by the Investor in Section 4 hereof, the offer and sale of the Shares solely to the Investor in accordance with this Agreement are exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "1933 Act"), and the securities registration and qualification requirements of the State of California.

                    3.5     No Conflicts.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Company or the charter documentation of any of its subsidiaries, or (ii) any indenture, mortgage, lease, line of credit, contract or other agreement or instrument, permit, concession, franchise, license to which the Company or any of its subsidiaries is a party or by which any of its properties are bound; or (iii) any judgment, order, decree to which the Company or any of its subsidiaries is a party or to which any of its properties is bound, or (iv) any statute, law, ordinance or rule applicable to the Company or any of its subsidiaries or on which the Company’s and its subsidiaries’ business, financial condition, operations or prospects is substantially dependent, in each case in clauses (ii), (iii) or (iv), the breach, violation, default, termination or forfeiture of which would result in a material adverse effect upon the ability of the Company to consummate the transactions contemplated by this Agreement, or a material adverse effect on the Company and its subsidiaries, taken as a whole.

                    3.6     Company’s SEC filings and financial statements.

                              (a)       The Company has filed all forms, reports, and documents required to be filed by it with the U. S. Securities and Exchange Commission (“SEC”) and has made available to the Investor such forms, reports, and documents in the form filed with the SEC.  All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof until the Closing) are referred to herein as the “Company SEC Reports.”  As of their respective filing dates, the Company SEC Reports, as amended, complied in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports.  The Company SEC Reports, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to the Company pursuant to this Agreement, when considered together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                              (b)       Each of the consolidated financial statements of the Company (including, in each case, the notes thereto), included in or incorporated by reference into the Company SEC Reports after December 31, 2000 (the “Company Financial Statements”), and each Company SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with United States Generally Accepted Accounting Principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act); and (iii) fairly presented the consolidated financial position of Company and its subsidiaries at the respective dates thereof and the consolidated results of Company’s operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to normal audit adjustments that will not be material in amount or effect).  There has been no change in Company’s accounting policies except as described in the notes to the Company Financial Statements.

          4.       REPRESENTATIONS OF THE INVESTOR.

          The Investor hereby represents and warrants to the Company that the following statements are true and complete:

                    4.1     Review and Agreements.  The Investor has read carefully and understands this Agreement and the Company's Certificate of Incorporation and has consulted the Investor's own attorney, accountant or investment adviser with respect thereto and to the investment contemplated hereby and its suitability for the Investor.

                    4.2     Access to Information.  The Company has made available to the Investor prior to the purchase of any Shares, all documents and information that the Investor has requested including, without limitation, the Company SEC Reports and the books and records of the Company and the opportunity to ask questions of and receive answers from representatives of the Company concerning the investment in the Shares, the business, affairs, operations and finances of the Company and any other matters relevant to this investment.  The Investor has reviewed the Company SEC Reports.

                    4.3     Long-Term Investment.  The Investor understands that it must bear the economic risk of its investment for an indefinite period of time; that the Shares have not been registered under the 1933 Act and, therefore, cannot be resold unless they are subsequently registered under the Act or unless an exemption from such registration is available; that the Investor is purchasing the Shares for investment for the account of the Investor and not with a view toward resale or other distribution thereof; that the Investor agrees not to resell or otherwise dispose of all or any part of the Shares purchased by the Investor, except as permitted by law, including, without limitation, any regulations under the Act; that the Company does not have any intention of registering the Shares under the Act (other than as provided in Section 5); and that Rule 144 under the Act will not be available as a basis for exemption from registration of any Shares until at least one year from the Closing.

                    4.4     Suitability.  The Investor has adequate means of providing for the Investor's current needs and personal contingencies and has no need for liquidity in connection with the Investor's purchase of the Shares.  The Investor's overall commitment to investments which are not readily marketable is not disproportionate to the net worth of the Investor, and its investment in the Shares will not cause such overall commitment to become excessive.  The Investor can afford a complete loss of its investment in the Shares.  The Investor has evaluated the risks of purchasing the Shares and has determined that the Shares are a suitable investment for the Investor.  The Investor has such knowledge and experience in financial, securities, investments and business matters that the Investor is capable of evaluating the merits and risks of the Investor's purchase of the Shares.

                    4.5     Residence.  For purposes of the application of state securities laws, the Investor is a resident of the jurisdiction listed as such Investor’s address on Exhibit A.

                    4.6     Legends.  It is understood that the certificates evidencing the Shares will bear the legends substantially as set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

The legend above shall be removed by the Company (or its transfer agent) from any certificate evidencing the Shares upon the first to occur of (i) registration of the Shares for resale under the 1933 Act, (ii) resale of the Shares in the reasonable opinion of counsel to the Company in compliance with the requirements for Rule 144 or (iii) upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that the Shares may be resold pursuant to exemptions from the registration and prospectus delivery requirements of the 1933 Act and the qualification requirements of any applicable state Blue Sky laws.

          5.       REGISTRATION RIGHTS.

                    5.1     Definitions.  For purposes of this Section 5:

                              (a)      Registration .  The terms “register,” “registration” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement.

                              (b)       Registrable Securities.  The term “Registrable Securities” means: (i) all the shares of Common Stock of the Company that are now owned or may hereafter be acquired by any Investor or any holder of Shares who is its permitted successor and assign; and (ii) any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (i) of this subsection (b); excluding in all cases, however, any such securities of the Company sold by a person in a transaction in which rights under this Section 5 are not assigned in accordance with this Agreement or any such securities of the Company sold to the public or sold pursuant to Rule 144 promulgated under the 1933 Act.

                              (c)      Registrable Securities Then Outstanding.  The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock which are Registrable Securities that are then (i) issued and outstanding or (ii) issuable pursuant to the exercise or conversion of then outstanding and then exercisable and qualifying options, warrants or convertible securities.

                              (d)       Holder.  The term “Holder” means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement.

                              (e)      Form S-3.  The term “Form S-3” means such form under the 1933 Act as is in effect on the date hereof or any successor registration form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                    5.2     Demand Registration.

                              (a)      Request by Holders.  If at any time following the expiration of ten months after the Closing and at such time the Company is not eligible to register shares on Form S-3, the Company shall receive a written request from the Holders of all of the Registrable Securities then outstanding that the Company file a registration statement under the 1933 Act covering the registration of Registrable Securities pursuant to this Section 5.2, then the Company shall, within 20 days after the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and effect, as soon as practicable, the registration under the 1933 Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within 30 days after receipt of the Request Notice, subject only to the limitations of this Section 5.

                              (b)      Underwriting .  If the Holders initiating the registration request under this Section 5.2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 5.2 and the Company shall include such information in the Request Notice.  In such event, the right of any Holder to include his, her, or its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  The Company shall not be required to include any securities of any Holder in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company and enters into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company.  Notwithstanding any other provision of this Section 5.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities to be sold for the account of the Company are first entirely excluded from the underwriting and registration.  Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                              (c)      Maximum Number of Demand Registrations.  The Company is obligated to effect only one such registration pursuant to this Section 5.2.  An offering shall not be deemed a registration pursuant to this Section 5.2 if less than 75% of the Registrable Securities requested to be included therein were not so included.

                              (d)      Deferral .  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 5.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing or the effectiveness of the registration statement for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve month period.

                              (e)      Expenses .  All expenses incurred in connection with a registration pursuant to this Section 5.2, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters’ or brokers’ discounts and commissions) shall be borne by the Company.  Each Holder participating in a registration pursuant to this Section 5.2 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it is declared effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 5.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one demand registration pursuant to this Section 5.2 (in which case such right shall be forfeited by all Holders of Registrable Securities); provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their demand registration rights pursuant to this Section 5.2.

                    5.3     Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least 30 days prior to filing any registration statement under the 1933 Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements (i) relating to any registration under Section 5.2 or Section 5.4 of this Agreement or (ii) relating to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the 1933 Act, or (iii) on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the resale of Registrable Securities, and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                              (b)      Underwriting .  If a registration statement under which the Company gives notice under this Section 5.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 5.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second to Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the number of Registrable Securities each such Holder has requested to be included in the registration, and third to other holders of the Company’s securities, provided however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that:  (i) the number of Registrable Securities included in any such registration is not reduced below 50% percent of the Registrable Securities requested to be included in the registration; and (ii) all shares (other than those to be sold by the Company for its account) that are not Registrable Securities and are held by persons other than the Holders shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice, given in accordance with Section 10.5 hereof, to the Company and the underwriter, delivered at least 20 days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                              (c)      Expenses .  All expenses incurred in connection with a registration pursuant to this Section 5.3, including, without limitation, all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters’ or brokers’ discounts and commissions) shall be borne by the Company.  Each Holder participating in a registration pursuant to this Section 5.3 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

                    5.4     Form S-3 Registration.  In case the Company shall receive from any Holder or Holders of at least 50% of Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will do the following:

                              (a)      Notice .  Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities.

                              (b)      Registration .  Use commercially reasonable efforts to effect as soon as practicable such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5.4:

                                         (i)       if Form S-3 is not available for such offering;

                                         (ii)      if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $300,000;

                                         (iv)     if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve-month period for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 5.4;

                                         (v)      if the Company has, within the six-month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 5.4; or

                                         (vi)     in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                              (c)      Expenses .  Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 5.4 as soon as practicable after receipt of the request or requests of the Holders for such registration.  The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 5.4, (excluding underwriters’ or brokers’ discounts and commissions), including without limitation all filing, registration and qualification, printers’ and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company.  Each Holder participating in a registration pursuant to this Section 5.4 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

                              (d)      Not Demand Registration.  Form S-3 registrations shall not be deemed to be demand registrations as described in Section 5.2 above.

                    5.5     Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                              (a)      Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days.

                              (b)      Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                              (c)      Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                              (d)      Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                              (e)      In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting hereby agrees also to enter into and perform its obligations under such an agreement.

                              (f)       Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                              (g)      Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective:  (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                    5.6     Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 5.2, 5.3 or 5.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

                    5.7     Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

                    5.8     Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 5.2, 5.3 or 5.4:

                              (a)       By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, the “Violations” and, individually, a “Violation”):

                                        (i)       any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

                                         (ii)      the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                                         (iii)     any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

The Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, within three months after a request for reimbursement has been received by the Company, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 5.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                              (b)       By Selling Holders.  To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration.  Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; within three months after a request for reimbursement has been received by the indemnifying Holder, provided, however, that the indemnity agreement contained in this subsection 5.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further, that the total amounts payable in indemnity by a Holder under this subsection 5.8(b) in respect of all Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                              (c)      Notice .  Promptly after receipt by an indemnified party under this Section 5.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.8, deliver to the indemnifying party a written notice of the commencement thereof.  The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.8.

                              (d)      Defect Eliminated in Final Prospectus.  The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act.

                              (e)      Contribution .  If the indemnification provided for in this Section 5.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In any such case, (i) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                              (f)       Conflict with Underwriting Agreement.  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

                              (g)      Survival .  The obligations of the Company and Holders under this Section 5.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

                    5.9     Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, so long as the Company is subject to the reporting requirements of the Exchange Act, the Company agrees to:

                              (a)      Make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act;

                              (b)      Use reasonable, diligent efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Exchange Act; and

                              (c)      So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the 1933 Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

                    5.10   Termination of the Company’s Obligations.  The Company shall have no obligations pursuant to Sections 5.2 through 5.4 with respect to:  (a) any request or requests for registration made by any Holder on a date more than five years after the Closing; or (b) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 5.2, 5.3 or 5.4 if all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the 1933 Act pursuant to Rule 144.

                    5.11   Assignment of Registration Rights.  The registration rights of a Holder under this Section 5 may be assigned only to a party who acquires at least 50,000 shares (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and the like) of Registrable Securities; provided, however that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights are being assigned and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of Sections 5 and 10 of this Agreement.  Assignments may be made without the Company’s consent and without the assignee’s obtaining the minimum number of shares of Registrable Securities set forth above if the assignment is to a partner, affiliate, stockholder, parent, child or spouse of the Holder or to the Holder’s estate.

          6.       USE OF PROCEEDS.

          The parties acknowledge that the Company’s undertaking to use and actual use of the proceeds of the Shares sold at the Closing as provided in this Section 6 is essential to the Investor’s willingness to enter into and perform its obligations under this Agreement to acquire the Shares.  The Company hereby agrees to use proceeds from the sale of the Shares pursuant to this Agreement in part, to fulfill purchase orders placed under the Distribution Agreements, under the terms of such purchase orders accepted by the Company, including without limitation, terms as to the quantities, the quality, and the time for delivery specified under such purchase orders, and for general corporate and working capital purposes, including, without limitation, the repayment of indebtedness.  The Company shall continue to use commercially reasonable efforts to accept reasonable purchase orders in accordance with the Distribution Agreement.  The Company also agrees that, in consideration of Investor’s purchase of the Shares hereunder, the time for payment of sums due under outstanding invoices and invoices hereafter issued under the Distribution Agreement shall be 60 days from the date of such invoice or such other period as the parties may hereafter agree in writing.

          7.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale and purchase of the Shares for a period of one year after the Closing.  If in any material respect such representations, warranties or information shall not be true and accurate at any time through the Closing, the person making the representation will promptly give written notice of such fact to the other parties to the Agreement, specifying which of the representations, warranties or information is not true and accurate and the reasons thereof (it being understood that any representation or warranty that speaks as of a particular date shall not be deemed untrue or inaccurate as a result of changes thereto that occur after the date as of such representation or warranty speaks).

          8.       CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING.

          The obligations of the Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, which may be given by written, oral or telephone communication to the Company, its counsel or to counsel to the Investor:

                    8.1     Representations and Warranties True.   Each of the representations and warranties of the Company contained in Section 3 shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                    8.2     Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                    8.3     Compliance Certificate.   The Company shall have delivered to the Investor at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 8.1 and 8.2 have been fulfilled and stating that there shall have been no material adverse change in the business, financial condition, or assets of the Company not previously disclosed to the Investor in writing.

                    8.4     Proceedings and Documents.   All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and to the Investor's counsel, the Investor shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.  Such documents shall include (but not be limited to) the following:

                              (a)      Certified Charter Documents.  A copy of the Certificate of Incorporation and the Bylaws of the Company (as amended through the date of the Closing), certified by the Secretary of the Company as true and correct copies thereof as of the Closing.

                              (b)      Corporate Actions.  A copy of the resolutions of the Board of Directors authorizing the transactions contemplated by this Agreement, including the issuance of the Shares and the grant of registration rights therefor as provided in Section 5.

                    8.5     No Material Change.  There shall have been no material adverse change in the business, financial condition, or assets of the Company and its subsidiaries taken as a whole, since the date of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on or about April 9, 2001.

          9.       CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

          The obligations of the Company to the Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by such Investor which may be given by written, oral or telephone communication to the Company or its counsel:

                    9.1     Representations and Warranties.   The representations and warranties of the Investor contained in Section 4 shall be true and complete on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                    9.2     Payment of Purchase Price.   The Investor shall have delivered to the Company in accordance with the provisions of Section 2 the purchase price for the Investor’s Shares referred to in Section 1.

                    9.3     Proceedings and Documents.   All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

          10.     GENERAL.

                    10.1   Successors and Assigns.  Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

                    10.2   Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

                    10.3   Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

                    10.4   Titles and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.  Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Agreement.

                    10.5   Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following:  (i) at the time of personal delivery, if delivery is in person; (ii) one business day after transmission by facsimile, addressed to the other party at its facsimile number specified herein, with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile;(iii) one business day after deposit with an express overnight courier for United States deliveries and three business days after deposit with an express courier for deliveries outside the United States, with proof of delivery from the courier requested in either case; or (iv) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.  All notices for delivery outside the United States will be sent only by facsimile or by express courier.  Notices by facsimile shall be machine verified as received.  All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

                              (a)      if to the Investor, at the Investor's address as set forth next to the Investor’s name on Exhibit A, with a copy to:

Fenwick & West LLP
275 Battery Street, 15th Floor
San Francisco, CA  94110
Telephone:   415-875-2300
Facsimile:  415-281-1350
Attn:  Mark Porter

                              (b)      if to the Company at:

Southwall Technologies Inc.
1029 Corporation Way
Palo Alto, CA  94303
Telephone:  650-962-9111
Facsimile:  650-967-8313
Attn:  President

with a copy to:

Choate, Hall & Stewart
Exchange Place
53 State Street
Boston, MA  02109
Telephone:  617-248-2133
Facsimile:  617-248-4000
Attn:  James W. Hackett, Jr.

                    10.6   Amendments and Waivers.  Before the Closing, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.  After the Closing, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least 75% of the aggregate number of Registrable Securities then outstanding.  Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any Shares, each future Holder of such securities, and the Company.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

                    10.7   Entire Agreement.  This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

                    10.8   Third Parties.  With the exception of the provisions of Section 5 hereof with regard to permitted successors or assigns of the registration rights of Registrable Securities (which permitted successors and assigns are intended beneficiaries of the provisions of Section 5 hereof) nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

                    10.9   Costs And Attorneys' Fees.  In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding.

[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the undersigned has executed this Stock Purchase Agreement as of the day and year first set forth above.

THE COMPANY:	SOUTHWALL TECHNOLOGIES INC.

By
Its:

THE INVESTOR:

GMX:	GMX ASSOCIATES PTE LTD.

By
Andrew Kwan, Director

EXHIBIT A

PURCHASE PRICE AND INVESTOR ADDRESSES

Investor	Purchase Price	Shares of Common Stock
GMX ASSOCIATES PTE LTD.	US $1,000,000.00	422,119
PSB Science Park Annex 3 Science Park Drive #0-2-16 Singapore 18223 Telephone: 65-774-7077 Facsimile: 65-774-7377

EXHIBIT B

COMPANY WIRE TRANSFER INSTRUCTIONS\

Sanwa Bank California

ABA No.:  122003516

For Credit to:

          Southwall Technologies Inc.
          Account No.:  515311059
          Attention:  Takao Matsuda (415-597-5378)